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                                                                   EXHIBIT 10.24


                          THIRD MODIFICATION AGREEMENT


       BY THIS THIRD MODIFICATION AGREEMENT (the "Agreement"), made and entered into as of the 20th day of December, 1996, WELLS FARGO BANK, N.A., as successor in interest to FIRST INTERSTATE BANK OF ARIZONA, N.A., whose address is Post Office Box 29742, Phoenix, Arizona 85038-9742 (hereinafter called "Lender"), and SIMULA, INC., an Arizona corporation, whose address is 2700 North Central Avenue, Phoenix, Suite 1000, Arizona 85004 (hereinafter called "Company"), in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby confirm and agree as follows:

SECTION 1. RECITALS.

       1.1 Company and Lender entered into a Loan Agreement dated October 20, 1995 (the "Loan Agreement"), which provided for, among other things, (i) a revolving line of credit (the "RLC") in the amount of $10,000,000.00, evidenced by a Revolving Promissory Note dated October 20, 1995 executed by the Company (the "RLC Note") and (ii) a line of credit (the "Equipment Loan") in the amount of $5,000,000.00 evidenced by a Promissory Note dated October 20, 1995 executed by the Company (the "Equipment Note"), all upon the terms and conditions contained therein. All undefined capitalized terms used herein shall have the meaning given them in the Loan Agreement.

       1.2 As of the date hereof, prior to the effect of the modifications contained herein, the outstanding principal balance of the RLC is $6,600,000.00 and the outstanding principal balance of the Equipment Loan is $3,335,897.80.

       1.3 The Loan Agreement and the other Loan Documents were previously modified by that Modification Agreement dated April 8, 1996 and that Second Modification Agreement dated October 11, 1996 (together, the "Modifications"). (Hereinafter the Loan Agreement and the other Loan Documents shall mean the Loan Agreement and the other Loan Documents as modified by the Modifications.)

       1.4 Company and Lender desire to modify the Loan Documents as set forth herein.

SECTION 2. LOAN AGREEMENT.

       2.1 The following definitions in Section 2.1 of the Loan Agreement are hereby amended to read as follows:

       "Advance" means a RLC Advance, an Equipment Advance or a New Equipment Advance.
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       "Co-Borrower" means each Subsidiary that owns Equipment against which
       Equipment Advances or New Equipment Advances are made.

       "Collateral" means (i) all of the equipment of Company and its Subsidiaries located in the State of Arizona, and (ii) all of the equipment financed with the proceeds of the Equipment Loan or the New Equipment Loan.

       "Equipment Advance Maturity Date" means sixty (60) months after the Third Modification Date.

       "Equipment Maturity Date" means sixty (60) months after the Third Modification Date.

       "Equipment Termination Date" means the Third Modification Date.

       "Fixed Rate" means an interest rate per annum equal to two hundred basis points (2.0%) in excess of the TCM Rate for a maturity date equal to or next largest to (i) the applicable Equipment Advance Maturity Date with respect to an Equipment Advance, and (ii) a five year maturity with respect to the New Equipment Loan.

       "LIBOR Rate Factor" means two percent (2.0%).

       "Loans" means the RLC, the Equipment Loan and the New Equipment Loan.

       "Notes" means the RLC Note, the Equipment Note and the New Equipment Note as each may be amended from time to time.

       "RLC Commitment Amount" means $20,000,000.00.

       "RLC Maturity Date" means June 1, 1998.

       "RLC Payment Date" means the last day of each month.

       "RLC Service Fee Factor" means 25 basis points.

       2.2 Section 2.1 of the Loan Agreement is hereby amended by the addition of the following definitions:

       "Conversion Date": See Section 4A.7(a).

       "LIBOR Rate New Equipment Advance" means a New Equipment Advance that bears interest at the applicable LIBOR Rate.


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       "New Equipment Advance" means Advances made pursuant to Section 4A.4 and includes a Prime Rate New Equipment Advance or a LIBOR Rate New
       Equipment Advance (each of which shall be a "Type" of New Equipment Advance).

       "New Equipment Commitment Amount" means $1,500,000.00.

       "New Equipment Loan" means a line of credit established by Lender for the benefit of the Company and the Co-Borrowers under which line of credit Lender shall enter into Capitalized Leases with, or make New Equipment Advances to, Company and the Co-Borrowers to finance a portion of the cost of new capital equipment.

       "New Equipment Maturity Date" means the date sixty months after the Conversion Date, which date shall not exceed June 1, 2003, at which time the entire outstanding principal balance of the New Equipment Loan, all accrued and unpaid interest thereon and all other sums which may have become payable thereunder shall be due and payable in full.

       "New Equipment Note" means that Promissory Note of even date with the Third Modification Date, in the face amount equal to the New Equipment Commitment Amount, from Company and each Subsidiary, evidencing the New Equipment Loan.

       "New Equipment Payment Date" means the last day of each month, commencing the month after the first New Equipment Advance.

       "New Equipment Termination Date" means June 1, 1998.

       "New Equipment Term Out Election": See Section 4A.7(a).

       "New Equipment Term Out Notice": See Section 4A.7(a).

       "Prime Rate New Equipment Advance" means a New Equipment Advance that bears interest at the Prime Rate.

       "Third Modification Date" means December 20, 1996.

       2.3 Section 4.8 of the Loan Agreement is hereby amended to read as follows:

       Section 4.8 Principal Payments. Effective on the first Equipment Payment Date after the Third Modification Date, in addition to the interest installments provided above, Company hereby promises and agrees to repay the principal of the


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       Equipment Note in the amount of $55,598.30 on each Equipment Payment
       Date, with any outstanding principal balance of the Equipment Note due and payable on the Equipment Maturity Date.

       2.4 The Loan Agreement is hereby amended by the addition of the following
Article 4A:

                                   ARTICLE 4A

                               NEW EQUIPMENT LOAN

             Section 4A.1 New Equipment Commitment Amount. Subject to the conditions set forth herein, Lender, from time to time, shall make New Equipment Advances as Company may request, as provided below, provided that the outstanding principal balance shall not exceed the New Equipment Commitment Amount. Until the New Equipment Termination Date, the New Equipment Loan shall be a line of credit, against which New Equipment Advances, including without limitation Capitalized Leases, may be made to Company, provided that (i) Company is not in default under any provision of this Agreement, and (ii) no advance shall be made that would cause the outstanding principal balance of the New Equipment Loan to exceed the New Equipment Commitment Amount. On and after the New Equipment Termination Date, no further New Equipment Advances shall be made to Company under the New Equipment Loan.

             Section 4A.2 New Equipment Note. The New Equipment Loan shall be evidenced by the New Equipment Note, in the form approved by Lender, payable to the order of Lender upon the terms and conditions therein contained and executed and delivered on the Third Modification Date.

             Section 4A.3 Purpose of New Equipment Advances.

                  (a) Unless otherwise specifically approved in writing by Lender, the proceeds of the New Equipment Loan shall be used only in the manner specified below and, subject to the conditions contained herein. shall be disbursed by Lender in the following manner:

                       (i) New Equipment Advances not in excess of (y) ninety percent (90%) of the purchase price of any new Equipment and (z) eighty percent (80%) of the purchase price of any used Equipment, each as acquired by Company or a Subsidiary after the delivery of this Agreement, shall be disbursed By Lender upon presentation of a voucher (A) evidencing the purchase price paid or



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              to be paid by Company or said Subsidiary for the Equipment, and
              (B) describing the Equipment in such detail as may reasonably be required by Lender, including without limitation the manufacturer, the model number and the identification number thereof, and identifying which Subsidiary, if not the Company, is to be the owner thereof.

                  (b) All Equipment against which New Equipment Advances described in Section 4A.3(a) are to be made shall:

                       (i)   Be subject to a Security Agreement.

                       (ii) Be subject to a UCC-1 Financing Statement filed as necessary to perfect Lender's security interest in such Equipment.

                       (iii) Not be subject to any other liens prior and
              superior to that of Lender.

                       (iv)  Be located in the United States.

                       (v) Not be affixed to real property in any way so as to become a "fixture" as defined in Arizona Revised Statutes Section 47-9313.

                       (vi) Have been approved by Lender in its sole discretion as acceptable for financing under the New Equipment Loan.

                       (v)   Not be stand-alone computer equipment.

                  (c) New Equipment Advances may be made to Company or the Subsidiary or to their order, or at Lender's election directly to the parties from whom Company or the Subsidiary is acquiring the Equipment. Lender shall have no obligation to see that New Equipment Advances made by it to Company or to any designee of Company are actually used by said party to pay for the Equipment. Company understands that such payment is its responsibility and assumes all risks in connection with any disbursement to any such designee.

                  (d) New Equipment Advances may be made at Company's request to purchase Equipment that is to be owned by a Subsidiary. Once it owns Equipment against which New Equipment Advances described in


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       Section 4A.3(a)(ii) are made, a Subsidiary shall be deemed to be a
       Co-Borrower. The term "Co-Borrower" shall mean that such Subsidiary shall be jointly, severally and unconditionally liable for the full payment and satisfaction of the New Equipment Loan as evidenced by the New Equipment Note to the extent of the amount of New Equipment Advances used to finance the Equipment owned by it.

              Section 4A.4 New Equipment Advances.

                  (a) Lender may from time to time make New Equipment Advances of the New Equipment Loan in such sums as Company shall request. Each such New Equipment Advance shall be in the minimum amount of $250,000.00 except for the last New Equipment Advance.

                  (b) The Company shall give Lender written notice, or telephonic notice confirmed immediately in writing, of the request for any New Equipment Advances under this Agreement, which notice (the "Notice of New Equipment Advance") shall be received by Lender not later than 11:00 A.M. (Phoenix, Arizona local time) on the same Business Day in the case of a Prime Rate New Equipment Advance, and in the case of a LIBOR Rate New Equipment Advance not later than 2:00 P.M. (Phoenix, Arizona local time) on the third Business Day before the date of the proposed New Equipment Advance. Each such Notice of New Equipment Advance shall specify: (i) the date of the proposed New Equipment Advance, (ii) the amount of such New Equipment Advance, (iii) the Type of New Equipment Advance, and (iv) in the case of a LIBOR Rate New Equipment Advance, the Interest Period. Each Notice of New Equipment Advance shall be irrevocable and binding on the Company. Anything herein to the contrary notwithstanding, no LIBOR Rate New Equipment Advance shall be less than $250,000.00 except for the last New Equipment Advance.

                  (c) In the case of any New Equipment Advance which the related Notice of New Equipment Advance specifies is to be a LIBOR Rate New Equipment Advance, the Company shall indemnify Lender on demand for, from, and against any loss, or expense incurred by Lender as a result of any failure by Company to fulfill on or before the date specified in such Notice of New Equipment Advance for such New Equipment Advance the applicable conditions set forth in Section 6.2, including, without limitation, any loss, including, among other losses, costs, and expenses incurred by Lender by reason of liquidation or reemployment of deposits or other funds acquired by Lender to fund the LIBOR Rate New Equipment Advance to be made by Lender when such LIBOR Rate New Equipment Advance, as a result of such failure, is not made on such date.


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       Section 4A.5 Conversion of New Equipment Advances.

             (a) The Company may, upon written notice to and received by the Lender (i) not later than 2:00 P.M. (Phoenix, Arizona local time) on the third Business Day before the requested Conversion, in the case of any Conversion of Prime Rate New Equipment Advances into LIBOR Rate New Equipment Advances, and
(ii) not later than 11:00 A.M. (Phoenix. Arizona local time) on the same Business Day as the Conversion, in the case of any Conversion of LIBOR Rate New Equipment Advances into Prime Rate New Equipment Advances, subject to the provisions of this Section 4A.5, Convert any New Equipment Advances of one Type into New Equipment Advances of another Type; provided, however, that any Conversion of LIBOR Rate New Equipment Advances made on other than the last day of said New Equipment Advance's Interest Period shall be made only on condition that Company pays all amounts specified in connection therewith in Section 4A.8(e). Each such notice of a Conversion shall be irrevocable and binding on the Company. Each such notice of a Conversion shall, within the restrictions specified above, specify (w) the date of such Conversion, (x) the New Equipment Advances to be Converted, (y) the Type of New Equipment Advances into which the New Equipment Advances are to be Converted, and (z) if such Conversion is into LIBOR Rate New Equipment Advances, the duration of the Interest Period for each such New Equipment Advance.

             (b) If the Company should fail to give the Lender any notice of Conversion upon the termination of the Interest Period for a LIBOR Rate New Equipment Advance, such New Equipment Advance, upon the termination of the Interest Period, shall automatically become a Prime Rate New Equipment Advance.

       Section 4A.6 Interest Payments.

             (a) Interest shall accrue on the principal balance of the New Equipment Loan from time to time outstanding under the New Equipment Note as follows:

                  (i) At the Prime Rate if it is a Prime Rate New Equipment Advance.

                  (ii) At the applicable LIBOR Rate if it is a LIBOR Rate New Equipment Advance.

                  (iii) At the Fixed Rate if elected by Company with respect to the New Equipment Loan.



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              (b) If the New Equipment Loan is subject to a New Equipment Term
Out Election, Company may elect by written notice to Lender that interest shall accrue, commencing on the second Business Day thereafter, at the Fixed Rate.

              (c) All accrued interest shall be due and payable on the New Equipment Payment Date.

       Section 4A.7 Principal Payments. In addition to the interest installments provided above, Company hereby promises and agrees to repay the principal of the New Equipment Note as follows:

              (a) On or before the New Equipment Termination Date, Company may elect to deliver to Lender not later than 11:00 a.m. (Phoenix, Arizona local time) on such date a written notice ("New Equipment Term Out Notice") to Lender with respect to the outstanding principal balance of the New Equipment Loan, stating that Company elects that the New Equipment Loan shall be either (i) (the "Lease Election") converted to a Capitalized Lease on terms proposed to Company by Lender in its sole discretion and accepted in writing by Company, or (ii) (the "New Equipment Term Out Election") termed out over a maturity period of five (5) years; with respect to the New Equipment Term Out Election, on each New Equipment Payment Date beginning on the New Equipment Payment Date after the date of the New Equipment Term Out Notice (the "Conversion Date") principal payments shall be due and payable in an amount sufficient to fully amortize the New Equipment Loan in equal monthly payments over sixty months.

              (b) The entire outstanding principal balance, all accrued and unpaid interest and all other sums which may have become payable under the New Equipment Note shall be due and payable in full on the New Equipment Termination Date unless Company shall have provided a New Equipment Term Out Election, in which case it shall be due and payable in full on the New Equipment Maturity Date.

       Section 4A.8 Additional Provisions for LIBOR Rate New Equipment Advances.

              (a) Unavailability of Deposits or Inability to Ascertain the Rates. Notwithstanding any other provision of this Agreement, if prior to the commencement of any Interest Period, Lender shall determine (i) that United States dollar deposits in the amount of any LIBOR Rate New Equipment Advance to be outstanding during such Interest Period are not readily available to Lender in the


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London interbank market, or (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Base Rate, then Lender shall promptly give notice thereof to the Company and the obligation of Lender to create, or effect by conversion any LIBOR Rate New Equipment Advance in such amount and for such Interest Period shall terminate until United States dollar deposits in such amount and for the Interest Period selected by the Company shall again be readily available in the market and adequate and reasonable means exist for ascertaining the LIBOR Base Rate.

              (b) Increased Costs. (i) If, due to any Regulatory Change, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining LIBOR Rate New Equipment Advances (including, without limitation, any increase in any applicable reserve requirement), or of issuing or maintaining Letters of Credit, then the Company shall from time to time, upon demand by Lender, pay to Lender such amounts as Lender may reasonably determine to be necessary to compensate Lender for any additional costs which it reasonably determines are attributable to such Regulatory Change; (ii) if Lender determines (in its reasonable discretion) that, as a result of any Regulatory Change, the amount of capital required or expected to be maintained by Lender is increased by or based upon the existence of Lender's commitment to lend hereunder, then, upon demand by Lender, the Company shall immediately pay to Lender such amounts as Lender may reasonably determine to be necessary to compensate Lender for any additional costs which it reasonably determines are attributable to the maintenance by Lender of capital in respect of Lender's commitment to lend hereunder: and (iii) Lender will notify the Company of any Regulatory Change that will entitle Lender to compensation pursuant to this
Section 4A.8(b) as promptly as practicable, but in any event within 90 days after Lender obtains knowledge thereof; provided, however, that if Lender fails to give such notice within 90 days after it obtains knowledge of such a Regulatory Change. Lender shall, with respect to compensation payable in respect of any costs resulting from such Regulatory Change, only be entitled to payment for costs incurred from and after the date that Lender has given such notice. Lender will furnish to Company a certificate setting forth in reasonable detail the basis for the amount of each request by Lender for compensation. Determinations by Lender of the amounts required to compensate Lender shall be made on a reasonable basis. Lender shall be entitled to compensation in connection with any Regulatory Change only for costs actually incurred By such Lender. Upon receipt of notice of any such Regulatory Change from Lender, Company shall have the option to prepay or Convert any New Equipment Advances adversely affected by any Regulatory Change within seven (7) days of receipt of such notice, without the obligation to pay to Lender with respect to such prepayment or Conversion any amount or amounts otherwise payable to Lender by Company pursuant to Section 4A.8(e).


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              (c) Illegality. Notwithstanding any other provision of this
Agreement, if Lender shall notify the Company that as a result of a Regulatory Change it is unlawful for Lender to perform its obligations hereunder to make LIBOR Rate New Equipment Advances or to fund or maintain LIBOR Rate New Equipment Advances hereunder (i) the obligation of Lender to make, or to Convert New Equipment Advances into, LIBOR Rate New Equipment Advances shall be suspended until Lender shall notify Company that the circumstances causing such suspension no longer exist and (ii) in the event such Regulatory Change makes the maintenance of LIBOR Rate New Equipment Advances hereunder unlawful, the Company shall forthwith prepay in full all LIBOR Rate New Equipment Advances then outstanding, together with interest accrued thereon and all amounts in connection with such prepayments specified in Section 4A.8(e), unless the Company, within five (5) Business Days of notice from Lender, Converts all LIBOR Rate New Equipment Advances then outstanding into Prime Rate New Equipment Advances in accordance with Section 4A.5 and pays all amounts in connection with such prepayments specified in Section 4A.8(e).

              (d) Discretion of Lender as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary. Lender shall be entitled to fund and maintain its funding of all or any part of any New Equipment Advance in any manner it sees fit: provided, however, that for the purposes of this Agreement, all determinations hereunder shall be made as if Lender had actually funded and maintained each LIBOR Rate New Equipment Advance during the Interest Period therefor through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

              (e) Funding Loss Indemnification. Company shall pay to Lender such amount or amounts as shall be sufficient to compensate for any losses (including without limitations loss of reasonable anticipated profit), costs or expenses which Lender may reasonably incur as a result of payment or Conversion of any LIBOR Rate New Equipment Advance other than on the last Business Day of the Interest Period for such New Equipment Advance, whether due to prepayment, Conversion, illegality (pursuant to Section 4A.8(c) above), acceleration of the New Equipment Maturity Date or for any other reason.

       Section 4A.9 New Equipment Loan Prepayment. All prepayments of the New Equipment Loan should it bear interest at the Fixed Rate shall be made with a prepayment premium computed as follows: 1% of the outstanding principal balance of the New Equipment Loan if the outstanding principal balance thereof is less than $50,000.00, and if the outstanding principal balance thereof is equal to or more than $50,000.00, an amount equal to the present value of the remaining


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       cash flows discounted at the Treasury Constant Yield (TCY) + 200 basis points - outstanding principal. The TCY is calculated as the interpolated constant maturity Treasury rate with a maturity matching the remaining average term of the New Equipment Loan to the New Equipment Maturity Date. Rate data is obtained, at the time of prepayment, from the most recent Federal Reserve statistical release H.15(519), using data from the most recent week ending column.

       2.5 Section 5.1 of the Loan Agreement is hereby amended to read as follows:

           Section 5.1 Security Agreement. Company shall cause the Equipment Loan and the New Equipment Loan to be secured by the execution and delivery to Lender of the following documents:

              (a) Security Agreements from Company and each Subsidiary, granting Lender a first and prior lien on all Collateral; and

              (b) UCC-1 Financing Statements filed in the State of Arizona, in each state in which Company and its Subsidiaries have their respective chief executive offices and in each state where Collateral is located.

       2.6 Section 8.5(c) of the Loan Agreement is hereby amended by changing "ninety (90) days" to "one hundred twenty (120) days."

       2.7 Section 9.6(b) of the Loan Agreement is hereby amended to read as follows:

              (b) mortgages held by Confederated Life securing debt not in excess of $3,500,000.00 and any refinancing thereof;

       2.8 Section 9.7 of the Loan Agreement is hereby amended to read as follows:

           Section 9.7 No Dividends. Company shall not declare or pay any dividend on its common stock.

       2.9 Section 9.8 of the Loan Agreement is hereby amended to read as follows:

           Section 9.8 Tangible Net Worth. Company shall not permit its Tangible Net Worth at the end of any fiscal quarter of Company, beginning December 31, 1996 to be less than the sum of (i) $45,000,000.00, plus (ii) one hundred percent (100%) of any new equity contributions, plus (iii) seventy-five percent (75%) of Company's consolidated positive net income for said fiscal quarter, beginning with the net income of the first fiscal quarter of 1997. "Tangible Net Worth" is defined as "net capital" less the book value of all intangible assets, including without


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       limitation deferred financing costs. The term "net capital" is defined as owner's equity plus Subordinated Debt. "Subordinated Debt" is defined as all loans that are fully subordinated to the Loans under subordination terms and provisions acceptable to Lender. (All undefined accounting determinations hereunder shall be made in accordance with generally accepted accounting principles.)

       2.10 Section 9.10 of the Loan Agreement is hereby amended to read as follows:

           Section 9.10 Current Ratio. Company shall not permit the current ratio, i.e., the ratio of Company's Consolidated Current Assets to Consolidated Current Liabilities, at the end of any fiscal quarter of Company to be less than 1.50 to 1. In the ratio, Consolidated Current Assets is defined as current assets. In the ratio, Consolidated Current Liabilities is defined as current liabilities plus the outstanding balance of the RLC. (All undefined accounting determinations hereunder shall be made in accordance with generally accepted accounting principles.)

       2.11 Section 9.11 of the Loan Agreement is hereby amended to read as follows:

            Section 9.11 Debt Coverage Ratio. Company shall not permit its
       Debt Coverage Ratio, calculated as of March 31, 1997 to be less than 1.00, as of June 30, 1997 to be less than 1.25 and at the end of any subsequent fiscal quarter, to be less than 1.50 to 1, where "Debt Coverage Ratio" is defined as the ratio of "cash flow" to "debt service requirement" year to date and beginning December 31, 1997 for the previous rolling four (4) fiscal quarters. In the ratio, the numerator "cash flow" is defined as the sum for the relevant period of Company's net income before tax, depreciation expense, amortization of intangibles expense and the interest expense, as the case may be. In the ratio, the denominator "debt service requirement" is defined as the sum of the following that are due within the relevant period: all current maturities of long-term debt, interest expense and preferred dividends paid. (All undefined accounting determinations hereunder shall be made in accordance with generally accepted accounting principles.)

       2.12 Section 9.12 of the Loan Agreement is hereby amended to read as follows:

            Section 9.12 No Losses. Commencing with the fiscal quarter ending June 30, 1997. Company shall not permit a consolidated net loss either on a fixed year basis or for two consecutive fiscal quarters.

       2.13 Exhibit "B" to the Loan Agreement is hereby amended to read as attached hereto as Exhibit "B".


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       2.14 Exhibit "E" to the Loan Agreement and each Subsidiary Acknowledgment executed to date is hereby amended to read as attached hereto as Exhibit "E".

       2.15 All references in the RLC Note to $10,000,000.00 are hereby amended to read $20,000,000.00.

       2.16 Paragraph B of the first page of the Equipment Note is hereby amended to read as follows:

            B. Principal Payments. In addition to the interest installments provided above, Maker hereby promises and agrees to repay the principal of this Note as follows:

               1. Effective on the first Equipment Payment Date after the Third Modification Date, principal payments shall be due and payable in the amount of $55,598.30 on each Equipment Payment Date.

               2. All outstanding principal shall be due and payable on the Equipment Maturity Date.

       2.17 Section 2.2(a) of each Security Agreement as well as of Exhibit "D" of the Loan Agreement is hereby amended to read as follows:

               (a) Payment of the sum of $3,335,897.80 with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys' fees, according to the terms of that Promissory Note of even date herewith, made by Company and the Co-Borrowers, and payment of the sum of $1,500,000.00 with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys' fees according to the terms of that Promissory Note dated as of the Third Modification Date, made by Company and the Co-Borrowers, payable to the order of Secured Party, and all extensions, modifications, renewals or replacements thereof (hereinafter together called the "Note):

SECTION 3. OTHER MODIFICATIONS, RATIFICATIONS AND AGREEMENTS.

       3.1 All references to the Loan Agreement in the Loan Documents are hereby amended to refer to the Loan Agreement as hereby amended.

       3.2 Company acknowledges that the indebtedness evidenced by the Notes is just and owing, that the balance thereof is correctly shown in the records of Lender as of the date hereof, and Company agrees to pay the indebtedness evidenced by the Notes according to the terms thereof, as herein modified.


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       3.3 Company hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Company set forth in the Notes and the Loan Agreement, with the same force and effect as if each were separately stated herein and made as of the date hereof.

       3.4 Company hereby ratifies, reaffirms, acknowledges, and agrees that the Notes and the Loan Agreement, represent valid, enforceable and collectible obligations of Company, and that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of these documents or instruments. In addition, Company hereby expressly waives, releases and absolutely and forever discharges Lender and its present and former shareholders, directors, officers, employees and agents, and their separate and respective heirs, personal representatives, successors and assigns, from any and all liabilities, claims, demands, damages, action and causes of action, whether known or unknown and whether contingent or matured, that Company may now have, or has had prior to the date hereof, or that may hereafter arise with respect to acts, omissions or events occurring prior to the date hereof and, without limiting the generality of the foregoing, from any and all liabilities, claims, demands, damages, actions and causes of action, known or unknown, contingent or matured, arising out of, or in any way connected with, the Loans. Company further acknowledges and represents that no event has occurred and no condition exists that, after notice or lapse of time, or both, would constitute a default under this Agreement, the Notes or the Loan Agreement.

       3.5 All terms, conditions and provisions of the Notes and the Loan Agreement are continued in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. The Notes and the Loan Agreement, as amended hereby, are hereby ratified and reaffirmed by Company, and Company specifically acknowledges the validity and enforceability thereof.

SECTION 4. GENERAL.

       4.1 This Agreement in no way acts as a release or relinquishment of those rights securing payment of the Loans. Such rights are hereby ratified, confirmed, renewed and extended by Company in all respects.

       4.2 The modifications contained herein shall not be binding upon Lender until Lender shall have received all of the following:

           (a) An original of this Agreement fully executed by the Company, the Co-Borrowers and the Guarantors.

           (b) Such resolutions or authorizations and such other documents as Lender may reasonably require relating to the existence and good standing of the Company and the authority of any person executing this Agreement or other documents on behalf of the Company.

           (c) A Facility Fee of $15,000.00, which is equal to 7.5 basis points of the RLC Commitment Amount.

           (d) The New Equipment Note fully executed by the Company and each Subsidiary.

       4.3 Company shall execute and deliver such additional documents and do such other acts as Lender may reasonably require to fully implement the intent of this Agreement.

       4.4 Company shall pay all costs and expenses, including, but not limited to, reasonable, itemized attorneys' fees incurred by Lender in connection herewith not to exceed $3,000.00, whether or not all of the conditions described in Paragraph 4.2 above are satisfied. Lender, at its option, but without any obligation to do so, may advance funds to pay any such costs and expenses that are the obligation of the Company, and all such funds advanced shall bear interest at the highest rate provided in the Notes and shall be due and payable upon demand.

       4.5 Notwithstanding anything to the contrary contained herein or in any other instrument executed by Company or Lender, or in any other action or conduct undertaken by Company or Lender on or before the date hereof, the agreements, covenants and provisions contained herein shall constitute the only evidence of Lender's consent to modify the terms and provisions of the Loan Agreement. Accordingly, no express or implied consent to any further modifications involving any of the matters set forth in this Agreement or otherwise shall be inferred or implied by Lender's execution of this Agreement. Further, Lender's execution of this Agreement shall not constitute a waiver (either express or implied) of the requirement that any further modification of the Loans or of the Notes or the Loan Agreement, shall require the express written approval of Lender; no such approval (either express or implied) has been given as of the date hereof.

       4.6 Time is hereby declared to be of the essence hereof of the Loans, of the Notes and of the Loan Agreement, and Lender requires, and Company agrees to, strict performance of each and every covenant, condition, provision and agreement hereof, of the Notes and the Loan Agreement.

       4.7 This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns.

       4.8 This Agreement is made for the sole protection and benefit of the parties hereto, and no other person or entity shall have any right of action hereon.

       4.9 This Agreement shall be governed by and construed according to the laws of the State of Arizona.

       IN WITNESS WHEREOF, these presents are executed as of the date indicated above.

                                       WELLS FARGO BANK, N.A., as successor in
                                       interest to FIRST INTERSTATE BANK OF
                                       ARIZONA, N.A.



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Its:
                                           -------------------------------------

                                                                          LENDER


                                       SIMULA, INC., an Arizona corporation



                                       By: /s/ Sean K. Nolen
                                          --------------------------------------
                                       Name: Sean K. Nolen
                                            ------------------------------------
                                       Its:   Chief Financial Officer
                                           -------------------------------------

                                                                         COMPANY